Exhibit 99.1

   BJ's Restaurants, Inc. Reports Strong Financial Results for the
                     Third Quarter of Fiscal 2007

    HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--Oct. 25, 2007--BJ's Restaurants, Inc. (NASDAQ:BJRI) today reported revenues and net income for the third quarter ended October 2, 2007.

    Highlights for the 13 weeks ended October 2, 2007, compared to the 13 weeks ended October 3, 2006, were as follows:

    --  Revenues increased approximately 30% to $80.4 million

    --  Comparable restaurant sales increased 5.6%

    --  Net income increased approximately 31% to $3.1 million

    --  Diluted net income per share increased 20% to $0.12

    "Our leadership team was very pleased with our solid financial results for the third quarter," commented Jerry Deitchle, President and CEO. "As most restaurant industry investors know, the operating environment for casual dining restaurants in general continues to be very challenging from almost every perspective. In spite of those continuing challenges, BJ's continues to profitably increase its market share in the highly competitive 'grill and bar' segment. Our 5.6% comparable sales increase during the third quarter successfully hurdled a strong 5.3% increase for the same quarter last year and represented our 44th consecutive quarter of positive comparisons on that measure since our 1996 IPO. BJ's continues to rank among the leaders in the casual dining segment for driving comparable sales gains, thanks to the inherent competitive strengths of our concept and our steadily improving ability to correctly and consistently execute in our restaurants."

    "In this difficult operating environment, where consumer spending for casual dining occasions and the prime costs of doing business will likely continue to be under significant pressure on an absolute basis for the foreseeable future, we believe the more successful casual dining concepts will be those that protect their overall consumer 'approachability' for all dining occasions and that offer even greater quality, differentiation and overall value to the consumer," said Deitchle. "These have always been the competitive strengths of the BJ's concept. As our investors know, during the past couple of years we have invested significantly to raise the overall quality of the BJ's dining experience to further distance ourselves from the mature, 'mass market' casual dining concepts. While these investments have had their typical initial rollout costs and associated 'learning curve' challenges to overcome, we believe they have better positioned BJ's to continue profitably growing its market share and to further leverage our business model during 2008."

    During the third quarter, the Company opened four new restaurants (Oklahoma City, OK; Citrus Park, FL; McAllen, TX and Stockton, CA). "Our development team has done an outstanding job in delivering high quality locations on time, and our operations team has provided the 'gold standard' training and operating execution to enable the high quality dining experience that we expect from the first day a new BJ's opens," commented Greg Levin, Chief Financial Officer. "As a result, we are extremely pleased with our sales volumes for all of our 2007 restaurant openings." The Company has already opened three new restaurants in the fourth quarter (Temple, TX; Montebello, CA and Glendale, CA) and anticipates opening its 13th and final new restaurant for 2007 in Austin, TX prior to Thanksgiving. "We are very pleased to have accomplished our previously stated goal to open as many as 13 new restaurants during 2007," commented Greg Lynds, Chief Development Officer. "During 2008, we continue to target as many as 15 new restaurant openings and thereby achieve a targeted 20% to 25% increase in total restaurant operating weeks."

    The Company also announced the appointments of Greg Levin and Greg Lynds to Executive Vice Presidents. Both executives will retain their current responsibilities as Chief Financial Officer and Chief Development Officer, respectively. "Greg and Greg are two of the most capable executives that I have worked with in my 30 years in the restaurant industry," said Deitchle. "Their proven management skills and effective leadership will become increasingly valuable as BJ's continues to execute its national expansion plan."

    Investor Conference Call and Webcast

    BJ's Restaurants, Inc. will conduct a conference call on its third quarter earnings release today, October 25, 2007, at 2:00 p.m. (Pacific). The Company will provide an Internet simulcast of the conference call. To listen to the conference call, please visit the "Investors" page of the Company's website located at http://www.bjsrestaurants.com several minutes prior to the start of the call to register and download any necessary audio software. An archive of the presentation will be available for 30 days following the call.

    BJ's Restaurants, Inc. currently owns and operates 67 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (39), Texas (10), Arizona (4), Colorado (3), Oregon (3), Nevada (2), Florida (3), Ohio (1) and Oklahoma (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

    Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 39 of our current 67 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks,
(xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage,
(xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    Further information concerning the Company's results of operations for third quarter 2007 will be provided in the Company's Form 10-Q filing, to be filed with the Securities and Exchange Commission by November 11, 2007.

    For further information, please contact Greg Levin of BJ's
Restaurants, Inc. (714) 500-2400.



                        BJ's Restaurants, Inc.
             Unaudited Consolidated Statements of Income
           (Dollars in thousands except for per share data)


                                             Thirteen Weeks Ended
                                         -----------------------------
                                           October 2,     October 3,
                                              2007           2006
                                         -----------------------------

Revenues                                 $80,388 100.0% $61,796 100.0%
Costs and expenses:
Cost of sales                             20,515  25.5   16,043  26.0
Labor and benefits                        27,692  34.4   21,427  34.7
Occupancy and operating expenses          16,276  20.2   12,039  19.5
General and administrative                 6,388   7.9    5,099   8.3
Depreciation and amortization              3,850   4.8    2,619   4.2
Restaurant opening expense                 1,964   2.4    1,308   2.1
Loss on disposal of assets                     -     -        -     -
                                         -----------------------------
Total costs and expenses                  76,685  95.2   58,535  94.8
                                         -----------------------------
    Income from operations                 3,703   4.8    3,261   5.2

Other income:
Interest income, net                         779   1.0      321   0.5
Other income, net                             47   0.1        5     -
                                         -----------------------------
Total other income                           826   1.1      326   0.5
                                         -----------------------------
    Income before income taxes             4,529   5.9    3,587   5.7

Income tax expense                         1,416   1.8    1,215   2.0
                                         -----------------------------

    Net income                            $3,113   4.1%  $2,372   3.7%
                                         =============================

Net income per share:
    Basic                                  $0.12          $0.10
                                         =======        =======

    Diluted                                $0.12          $0.10
                                         =======        =======

Weighted average number of shares
 outstanding:
    Basic                                 26,238         22,918
                                         =======        =======

    Diluted                               26,931         23,693
                                         =======        =======

                                           Thirty-Nine Weeks Ended
                                       -------------------------------
                                         October 2,      October 3,
                                            2007            2006
                                       -------------------------------

Revenues                               $230,896 100.0% $172,995 100.0%
Costs and expenses:
Cost of sales                            58,866  25.5    44,525  25.7
Labor and benefits                       81,400  35.3    60,129  34.8
Occupancy and operating expenses         44,890  19.4    33,263  19.2
General and administrative               19,363   8.4    14,817   8.6
Depreciation and amortization            10,337   4.5     7,067   4.1
Restaurant opening expense                5,178   2.2     3,647   2.1
Loss on disposal of assets                2,004   0.9         -     -
                                       -------------------------------
Total costs and expenses                222,038  96.2   163,448  94.5
                                       -------------------------------
    Income from operations                8,858   3.8     9,547   5.5

Other income:
Interest income, net                      2,604   1.1     1,089   0.6
Other income, net                           371   0.2        37     -
                                       -------------------------------
Total other income                        2,975   1.3     1,126   0.6
                                       -------------------------------
    Income before income taxes           11,833   5.1    10,673   6.1

Income tax expense                        3,820   1.7     3,650   2.1
                                       -------------------------------

    Net income                           $8,013   3.4%   $7,023   4.0%
                                       ===============================

Net income per share:
    Basic                                 $0.31           $0.31
                                       ========        ========

    Diluted                               $0.30           $0.30
                                       ========        ========

Weighted average number of shares
 outstanding:
    Basic                                26,135          22,869
                                       ========        ========

    Diluted                              26,866          23,751
                                       ========        ========




                  Selected Balance Sheet Information
                        (Dollars in thousands)
                                                October 2,  January 2,
                                                   2007        2007
Balance Sheet Data (end of period):             (unaudited) (audited)
                                                ----------- ----------

Cash, cash equivalents and short-term
 investments                                        $50,296    $84,653

Total assets                                       $265,054   $249,849

Total long-term debt, including current portion          $-         $-

Shareholders' equity                               $215,921   $202,862




                         Thirteen Weeks Ended  Thirty-Nine Weeks Ended
                         --------------------- -----------------------
                         October 2, October 3,  October 2,  October 3,
Supplemental Information
 (1)                        2007       2006        2007        2006
                         --------------------- -----------------------

Comparable restaurant
 sales % change                5.6%       5.3%         7.2%       6.0%
Restaurants opened
 during period                   4          2            9          7
Restaurants open at
 period-end                     64         51           64         51
Restaurant operating
 weeks                         809        653        2,299      1,847

(1) Excludes the one licensed restaurant


    Reconciliation of Non-GAAP Financial Measures

    The following reconciliation of net income is provided to assist the reader with an understanding of the financial impact for stock based compensation and the loss on disposal of assets for the periods reported thereon. In addition, the Company believes that its competitors report similar non-GAAP financial information and, as a result, investors, analysts and others in the investment community expect such information to be reported as it allows them to better compare the Company's results with those of its competitors. The Company uses such non-GAAP financial measures to analyze and compare the performance of its core business. The pro-forma non-GAAP financial information presented herein should be considered supplemental to, not superior to or as a substitute for financial measures calculated in accordance with GAAP.



       (Unaudited, dollars in thousands except per share data)


                                            Thirteen Weeks Ended
                                       -------------------------------
                                       October 2, 2007 October 3, 2006

                                       -------------------------------

Net income as reported                   $3,113   4.1%   $2,372   3.7%
  Stock based compensation:
     Labor and benefits (a)                 188   0.2        10     -
     General and administrative             562   0.7       425   0.7
  Loss on disposal of assets                  -     -         -     -
  Tax effect                               (235) (0.3)     (152) (0.2)
                                       -------------------------------
Pro-forma net income                     $3,628   4.7%   $2,655   4.2%
                                       ===============================

Basic net income per share:               $0.12           $0.10
  Stock based compensation                 0.03            0.02
  Loss on disposal of assets               0.00            0.00
  Tax effect                              (0.01)          (0.01)
                                       ---------       ---------
Pro-forma basic net income per share      $0.14           $0.11
                                       =========       =========

Diluted net income per share:             $0.12           $0.10
  Stock based compensation                 0.03            0.02
  Loss on disposal of assets               0.00            0.00
  Tax effect                              (0.01)          (0.01)
                                       ---------       ---------
Pro-forma diluted net income per share    $0.14           $0.11
                                       =========       =========

                                           Thirty-Nine Weeks Ended
                                       -------------------------------
                                       October 2, 2007 October 3, 2006

                                       -------------------------------

Net income as reported                   $8,013   3.5%   $7,023   4.0%
  Stock based compensation:
     Labor and benefits (a)                 511   0.2        29     -
     General and administrative           1,656   0.7     1,273   0.7
  Loss on disposal of assets              2,004   0.9         -     -
  Tax effect                             (1,370) (0.6)     (456) (0.3)
                                       -------------------------------
Pro-forma net income                    $10,814   4.7%   $7,869   4.4%
                                       ===============================

Basic net income per share:               $0.31           $0.31
  Stock based compensation                 0.08            0.06
  Loss on disposal of assets               0.07            0.00
  Tax effect                              (0.05)          (0.02)
                                       ---------       ---------
Pro-forma basic net income per share      $0.41           $0.35
                                       =========       =========

Diluted net income per share:             $0.30           $0.30
  Stock based compensation                 0.08            0.05
  Loss on disposal of assets               0.07            0.00
  Tax effect                              (0.05)          (0.02)
                                       ---------       ---------
Pro-forma diluted net income per share    $0.40           $0.33
                                       =========       =========


(a) Beginning fiscal year 2007, the Company implemented its Gold Standard Stock Ownership Program ("GSSOP") to reward gold standard performance to its restaurant managers, executive kitchen managers and field supervision. The initial grant of restricted stock units for each participant in the GSSOP was granted on the first business day of the 2007 fiscal year. Prior to the GSSOP plan the Company did not have a formal equity incentive program for its restaurant personnel.

    CONTACT: BJ's Restaurants, Inc.
             Greg Levin, 714-500-2400